EXHIBIT 4.2

              Officer's Issuance Certificate

   FLOATING RATE ASSET-BACKED TERM NOTES, SERIES 1996-A


         The undersigned hereby certifies, pursuant to the Indenture dated as of April 11, 1996 (the "Indenture"), between Superior Wholesale Inventory Financing Trust III (the "Issuer") and The Bank of New York, a New York banking corporation, that:

I. There has been established pursuant to and in conformity with resolutions duly adopted by the Board of Directors of Wholesale Auto Receivables Corporation, a series of Notes to be issued under and in conformity with the Indenture, which series of Notes shall have the following terms:

     A. The designation of the series of Notes is Floating Rate Asset-Backed Term Notes, Series 1996-A (the "Series 1996-A Term Notes"). The Series 1996-A Term Notes shall be in the form set forth in Exhibit A hereto.

     B. The aggregate principal amount of the Series 1996-A Term Notes which may be authenticated and delivered under the Indenture (except for Series 1996-A Term Notes authenticated and delivered upon registration and transfer of, or in exchange for, or in lieu of, other Series 1996-A Term Notes pursuant to the Indenture) is $500,000,000.

     C. The following terms used in the Indenture, the Trust Sale and Servicing Agreement and the other Basic Documents shall have the indicated meanings with respect to the Series 1996-A Term Notes:

         1. Each Quarterly Distribution Date (and, if the Series 1996-A Term Notes are not paid in full on the Targeted Final Payment Date for the Series 1996-A Term Notes, each Distribution Date occurring after such Targeted Final Payment Date until the Series 1996-A Term Notes are so paid in full) and each Distribution Date related to an Early Amortization Period shall be a Payment Date for the Series 1996-A Term Notes.

         2. The Stated Final Payment Date for the Series 1996-A Term Notes shall be the Distribution Date in March 2001, on which date the final payment of principal on the Series 1996-A Term Notes shall be due and payable.

         3.   The Targeted Final Payment Date for the Series
              1996-A Term Notes shall be the Quarterly
              Distribution Date in March 1999.

         4. The Record Date for the Series 1996-A Term Notes shall be, with respect to any Distribution Date, the close of business on the day immediately preceding such Distribution Date or, if Definitive Term Notes

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              are issued therefor, the last day of the preceding
              Collection Period.

     D. The Series 1996-A Term Notes shall bear interest at the Series 1996-A Interest Rate. The Series 1996-A Interest Rate, with respect to any Distribution Date, shall be equal to the sum of the Fed Funds Rate for each day in the related Interest Period, in each case divided by the number of days in such Interest Period, plus 0.26% per annum. Interest on the Outstanding Amount attributable to the Series 1996-A Term Notes shall accrue from and including the Initial Closing Date, or from and including the most recent Quarterly Distribution Date or Distribution Date, as applicable, on which interest has been paid to but excluding the current Quarterly Distribution Date or Distribution Date, as applicable, and shall be calculated on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable. Interest on the Series 1996-A Term Notes shall be paid on each Payment Date for the Series 1996-A Term Notes as provided in the Trust Sale and Servicing Agreement and the Indenture. Interest on the Series 1996-A Term Notes accrued as of any Payment Date but not paid on such Payment Date shall be due on the next Payment Date.

         "Interest Period" means, with respect to any Distribution Date, the period from the preceding Distribution Date (or, with respect to the Initial Distribution Date, the Initial Closing Date) to but excluding such Distribution Date.

         "Fed Funds Rate" means, for any day (a) if such day is a Fed Funds Reset Date, the Federal Funds Weekly Rate for such day or (b) if such day is not a Fed Funds Reset Date, the Federal Funds Weekly Rate for the preceding Fed Funds Reset Date, provided, however, that for each day from and including a Determination Date to but excluding the Distribution Date relating to such Determination Date, the Fed Funds Rate will be the rate applied on the day preceding the Determination Date. All percentages resulting from a calculation with respect to the Fed Funds Rate shall be rounded to the nearest one hundred- thousandth of a percentage point, and all dollar amounts used in or resulting from such calculation shall be rounded to the nearest cent.

         "Fed Funds Reset Date" means Monday of each week.

         "Federal Funds Weekly Rate" means, with respect to any Fed Funds Reset Date, (a) the average of the rate on Federal Funds for the seven calendar days ending on the Wednesday of the immediately preceding week with the rates for days that are not Fed Funds Business Days deemed to be the rate for the preceding Fed Funds Business Day (each, a "Federal Funds Determination Period"), as published in H.15(519) under the heading "Federal Funds (Effective)" or (b) if not published by 3:00 p.m., New York City time, on the first Fed Funds

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         Business Day  following  such Fed Funds Reset Date,  the average of the rates for each day in the Federal Funds Determination Period as published on Bloomberg FEDL01 Index GPO GO Page Forward ("Bloomberg") under the heading "FED EFFECTIVE" and under the column "CLOSE," with the rate for any day for which no rate is specified deemed to be the rate on the preceding day for which a rate was published on Bloomberg. If such rate is not published in H.15(519) and no rates are published on Bloomberg for the related Federal Funds Determination Period, the Federal Funds Weekly Rate will be the average of the rates for each day in the Federal Funds Determination Period as published, with respect to each day, on the next Fed Funds Business Day in The Wall Street Journal for near closing bid, with the rate for any day for which no rate is specified deemed to be the rate on the preceding day for which a rate was published in The Wall Street Journal. Notwithstanding the above, if for any day a rate other than the average weekly rate published in H.15(519) is used, and such rate subsequently is published in H.15(519) prior to the next Fed Funds Reset Date, then the rate as published in H.15(519) will be considered the Federal Funds Weekly Rate as it applies to each day following the day of publication of such rate in H.15(519) but prior to the next Fed Funds Reset Date.

         "Fed Funds Business Day" means any day other than a Saturday or Sunday that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

         "H.15(519)" means the weekly statistical release designated as such, published by the Board of Governors of the Federal Reserve System (or such other release which may replace H.15(519)).

     E. The Payment Period for the Series 1996-A Term Notes shall be as follows:

         1. The Payment Period for the Series 1996-A Term Notes shall commence on the date determined as follows:
              Unless an Early Amortization Period has commenced and is continuing, the commencement date of the Payment Period for the Series 1996-A Term Notes shall be determined as follows: (a) on the November 1998 Determination Date, (i) if the Required Payment Period Length is one or two, such commencement date shall be determined on the December 1998 Determination Date and (ii) if the Required Payment Period Length is three or greater, such commencement date shall be December 1, 1998; (b) on the December 1998 Determination Date, if the Required Payment Period Length is two or greater, such commencement date shall be January 1, 1999; and (c) in all other cases, such commencement date shall be February 1, 1999.

         2. The Payment Period for the Series 1996-A Term Notes shall continue until the earlier of (a) the

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              commencement  of an  Early  Amortization  Period,  (b) the date on which the Outstanding Amount of the Series 1996-A Term Notes is reduced to zero and (c) the commencement of the Wind Down Period. If terminated upon the occurrence of an Early Amortization Event described in clause (j) of Section 9.1 of the Trust Sale and
              Servicing  Agreement  and no other  Early  Amortization  Event has
              occurred  and  is   continuing,   such   Payment   Period  may  be
              recommenced, if the Seller so elects, if the Seller elects to recommence the Revolving Period as described in such clause (j).

     F.  Principal shall be due and payable on the Series 1996-A
         Term Notes as follows:

         1. During the Revolving Period, until the commencement of the Payment Period for the Series 1996-A Term Notes, no payments of principal on the Series 1996-A Term Notes shall be required or made and no amounts shall be set aside for such purpose.

         2. During the Payment Period for the Series 1996-A Term Notes, subject to the terms of any Term Notes issued after the Initial Closing Date, Trust Principal Collections may be used to purchase Receivables on any day only to the extent, if any, that the Cash Collateral Amount on such day (after giving effect to all additional borrowings (up to the Maximum Revolver Balance) under and principal payments on the Revolving Notes, all issuances of Securities and all purchases of Receivables on such day) exceeds the Required Payment for the Series 1996-A Term Notes, and any other Term Notes that are in a Payment Period, for the Distribution Date related to the Collection Period in which such day occurs.

         3. On each Distribution Date related to the Payment Period for the Series 1996-A Term Notes, Available Trust Principal in an amount equal to the Required Payment for the Series 1996-A Term Notes for such Distribution Date shall be applied to the Series 1996-A Term Notes (which amount shall be included in Aggregate Noteholders' Principal for such Distribution Date) and deposited into the Note Distribution Account. For purposes of the foregoing (including for purposes of determining the Required Payment), on each Distribution Date on and after the Targeted Final Payment Date for the Series 1996-A Term Notes, Available Trust Principal shall include, if and to the extent determined by the Seller, cash held by the Trust, including proceeds from additional issuances of Securities and additional borrowings under any Revolving Notes to the extent such cash is not otherwise required to be applied on such Distribution Date. Principal will be due on the Series 1996-A Term Notes on each Distribution Date related to the Payment Period for the Series 1996-A Term Notes on and after the Targeted Final

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              Payment Date for such Series  1996-A Term Notes in an amount equal to the Required Payment (determined after giving effect to the immediately preceding sentence) for such Series 1996-A Term Notes for such Distribution Date and such principal shall be paid on each such Distribution Date as provided in Section 8.2(f) of the Indenture.

         4. With respect to each Distribution Date related to an Early Amortization Period, Available Trust Principal shall be applied to payments of principal on the Series 1996-A Term Notes, Term Notes of other series and the Revolving Notes, pro rata on the basis of their respective Outstanding Amounts (after giving effect to amounts paid or to be paid pursuant to
              Section 8.2(g) of the Indenture on the first
              Distribution Date related to such Early Amortization Period, including any amounts on deposit in the Note Distribution Account pursuant to the first sentence of Section I.F.3. hereof (which shall be paid as principal on the Series 1996-A Term Notes)).

         5. The amount included in Aggregate Noteholders' Principal with respect to the Series 1996-A Term Notes for any Distribution Date shall not exceed the Outstanding Amount of the Series 1996-A Term Notes less amounts on deposit in the Note Distribution Account for the payment of principal on the Series 1996-A Term Notes.

     G. The Series 1996-A Term Notes are not subject to optional or mandatory purchase or redemption by the Issuer.

     H. The terms of any series of Term Notes issued after the Initial Closing Date with a Payment Period occurring, in whole or in part, during the Payment Period for the Series 1996-A Term Notes, may provide for the Required Payment on such Term Notes to be payable during the Payment Period for the Series 1996-A Term Notes together with or after the Required Payment for the Series 1996-A Term Notes.

     I. The Series 1996-A Term Notes shall initially be issued in book-entry form pursuant to Section 2.10 of the Indenture and subject to the terms of the Note Depository Agreement attached hereto as Exhibit B. The Series 1996-A Term Notes will not be Unregistered Notes under Section
         2.15 of the Indenture.

II. The undersigned has read or has caused to be read the Indenture, including the provisions of Section 2.1 and the definitions relating thereto, and the resolutions adopted by the Board of Directors referred to above. Based on such examination, the undersigned has, in his opinion, made such examination or investigation as is necessary to enable him to express an informed opinion as to whether all conditions precedent set forth in the Indenture and the other Basic Documents relating to the establishment of the form and terms of a series of Notes under the Indenture have been complied

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     with. In the opinion of the undersigned, all such conditions precedent have been complied with in respect of the Series 1996-A Term Notes.

III. Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Indenture.

                    *     *     *     *

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         IN  WITNESS  WHEREOF,   the  undersigned  has  hereunto  executed  this
Officer's Issuance Certificate as of the 11th day of April, 1996.


                                WHOLESALE AUTO RECEIVABLES
                                CORPORATION


                                       By:
                             Name: L.B. LaCombe, Jr.
                              Title: Vice President

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                         EXHIBIT A

                      [FORM OF NOTE]

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                         EXHIBIT B

                [NOTE DEPOSITORY AGREEMENT]

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